UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Cardiff Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35558	27-2004382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11055 Flintkote Avenue
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-7570

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRDF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 19, 2026, Cardiff Oncology, Inc. (the “Company”) filed a lawsuit against Nerviano Medical Sciences S.r.L (“NMS”) disputing NMS’s allegation that the Company materially breached its license agreement (Agreement) for onvansertib. The complaint, filed in the United States District Court for the Southern District of California, seeks injunctive relief requiring NMS to continue performing under the Agreement and a declaratory judgment that Cardiff did not breach the Agreement.

As previously disclosed on February 24, 2026, the Company received a written notice from NMS alleging that the Company is in material breach of the Agreement because the Company did not name an NMS employee as a joint inventor on the Company’s U.S. Patent Nos. 12,144,813 and 12,263,173 (the “Cardiff Patents”) and did not agree to file a joint invention continuation patent application. The Company maintains there was no breach and that the Agreement does not require the Company to name NMS employees on inventions made exclusively by the Company, or to make what the Company believes are false or inaccurate representations regarding inventorship to the U.S. Patent and Trademark Office. While Cardiff had engaged in discussions with NMS, the Company believes that judicial intervention is needed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF ONCOLOGY, INC.

Date:	May 19, 2026	By:	/s/ Mani Mohindru
Mani Mohindru Chief Executive Officer